ECOLOGY COATINGS, INC.

CONVERTIBLE PROMISSORY NOTE

$300,000                                                                                                Note Number:

February 26, 2006

FOR VALUE RECEIVED, ECOLOGY COATINGS, INC., a California corporation (“Company”), promises to pay to Chris L. Marquez (“Holder”), or its registered assigns, in lawful money of the United States of America the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (the “Note”) on the unpaid principal balance at a rate equal to fifteen percent (15%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) August 26, 2007 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof.  This Note is one of a duly authorized series of Convertible Promissory Notes of the Company that may be issued by the Company from time to time of like tenor and effect (except for such variations as may be necessary to express the name of the payee, the number, the date, and the principal amount of each note) each dated on or after February 28, 2006 (the “Bridge Notes”).

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1.	Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

(b)	“Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the Obligations of Company under this Note.
(c)	“Event of Default” has the meaning given in Section 4 hereof.
(d)
“Holder” means the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered Holder of this Note, and “Bridge Holders” shall refer to all such Persons holding then-outstanding Bridge Notes.

(e)
“Lien” means with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(f)	“Majority-in-Interest of the Bridge Holders” means Bridge Holders holding more than fifty percent (50%) of the aggregate outstanding principal amount of the then-outstanding Bridge Notes.
(g)
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Company; (b) the ability of the Company to pay or perform the Obligation in accordance with the terms of this Note and each of the other Bridge Notes and to avoid an Event of Default, or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, under any Bridge Notes; or (c) the rights and remedies of Holder under this Note or any related documents, instrument or agreement.

(h)
“Obligations” means and includes all loans, advances, debts, liabilities and obligation howsoever arising, owned by Company to the Bridge Holders of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Bridge Notes, including all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United State Code 17 USC Section 101 et. Seq.) as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(i)
“Person” means and includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(j)	“Securities Act” means the Securities Act of 1933, as amended.

2. Interest.  Subject to Section 3 and 8 of this Note, accrued interest on this Note shall be first payable on the Maturity Date.

3. Prepayment.  Company may prepay this Note in whole or in part only upon the prior written consent of the Bridge Holder.

4. Events of Default.  The occurrence of any of the following shall constitute an “Event of Default under this Note:

(a)	Failure to Pay. The Company shall fail to pay when due any principal or interest payment on the date hereunder;
(b)
Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts general as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c)
Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

5. Rights of Holder Upon Default.  Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(b) or 4(c)) and at any time thereafter during the continuance of such Event of Default, Holder may, with the consent of a Majority-in-Interest of the Bridge Holders, by written notice to the Company, declare all outstanding Obligation payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  Upon the occurrence or existence of any Event of Default described in Sections 4(b) and 4(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

6.	Representations and Warranties of the Company. The Company represents and warrants to Holder that:

(a)
Due Incorporation, Qualification, etc.  The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

(b)
Authority.  The execution, delivery and performance by the Company of this Note (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)
Enforceability.  This Note has been or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)
Non-Contravention.  The execution and delivery by the Company of this Note and the performance and consummation of the transactions contemplated thereby do no and will not (i) violate the Company’s Articles of Incorporation or Bylaws (“Charter Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violated any provision of, or result in the breach of the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e)
Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any person) is required in connection with the execution and delivery of this Note and the performance and consummation of the transactions contemplated thereby.

(f)
No Violation of Default.  The Company is not in violation of or in default with respect to (i) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (no is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect.

7. Representations and Warranties of Holder.  Holder represents and warrants to the Company upon the acquisition of this Note as follows:

(a)
Binding Obligation.  Holder has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder.  This Note is a valid and binding obligation of Holder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)
Securities Law Compliance.  Holder has been advised that this Note and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act, and applicable state securities laws or unless an exemption from such registration requirements is available.  Holder is aware that the Company is under no obligation to effect any such registration with respect to this Note or the underlying securities or to file for or comply with any exemption from registration.  Holder has not been formed solely for the purpose of making this investment and is purchasing this Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof.  Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.  Holder is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

(c)
Tax Advisors.  Holder acknowledges that it has had the opportunity to review with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Note.  Holder further acknowledges and agrees that Holder (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Note.

8.	Acceleration of Payment/Optional Conversion.

(a)
Automatic Conversion.  In the event the Company consummates, prior to the Maturity Date an equity financing pursuant to which it sells shares of its Stock (the “Stock”) with the principal purpose of raising capital and with aggregate gross proceeds to the Company of at least $5,000,000 (including the principal amount of any Bridge Notes that convert into Stock in such financing)(the “Qualified Equity Financing”), the Holder may, at its sole option, (i) elect to have the Company pay to Holder the entire outstanding principal amount of and all accrued interest under this Note upon the consummation of the Qualified Equity Financing or (ii) elect to have the outstanding principal amount of and all accrued interest under this Note convert into shares of Stock on the same terms and conditions (except for price) as the other investors that purchase the Stock in the Qualified Equity Financing at a conversion price per share equal to eighty percent (80%) of the price per share paid by the other investors that purchase the Stock in the Qualified Equity Financing (the “Discount Price”).

(b)
Conversion Procedure.  In the event Holder elects to convert this Note pursuant to Section 8(a), Holder agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby Holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Qualified Equity Financing for cancellation.  In addition, upon conversion of this Note in connection with a Qualified Equity Financing, Holder hereby further agrees to execute and deliver to the Company all transaction documents related to the Qualified Equity Financing, including a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including a 180-day, or such shorter period established by the lead underwriter, lock-up agreement in connection with an initial public offering), and having the same terms as those agreements entered into by the other investors that purchase the Stock.

(c)
Delivery of Stock Certificate; No Fractional Shares.  In the event of the conversion of this Note pursuant to Section 8(a), Company shall deliver to Holder not more than ten (10) Business Days after delivery by Holder of this Note to Company a certificate representing the shares of Stock issued upon conversion of this Note and cash in lieu of any fractional shares pursuant to the next sentence.  No fractions of shares or scrip representing fractions of shares will be issued upon conversion, but instead of any fractional interest, Company shall pay a cash adjustment, computed on the basis of the Discount Price.

9. Successors and Assigns.  Subject to the restrictions on transfer described in Section 11 and 12 below, the rights and Obligation of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of Company and a Majority-in-Interest of the Bridge Holders.

11. Transfer of this Note or Securities Issuable on Conversion Hereof.  Holder agrees that this Note and the securities issuable upon conversion of this Note may not be offered, sold, transferred or disposed of in any other way without the prior written consent of the Company.  With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder will give written notice to Company prior thereto, describing briefly the manner thereof, together, if requested, with a written opinion of Holder’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect).  Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, Company, as promptly as practicable, shall notify Holder whether or not Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to Company.  If a determination has been made pursuant to this Section 11 that the opinion of counsel for Holder, or other evidence, is not reasonably satisfactory to Company, Company shall so notify Holder promptly after such determination has been made.  After Holder ahs been notified in writing that the Company consents to the offer, sale, or other disposition of this Note or such securities, Holder may sell or otherwise dispose of this Note or such securities in accordance with the terms of the notice delivered to Company.  Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Securities Act.  Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company.  Prior to presentation of this Note for registration of transfer, Company shall treat the registered Holder hereof as the owner and Holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

12. Assignment by Company.  Neither this Note nor any of the rights, interests or Obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of a Majority-in-Interest of the Bridge Holders.

(a)
Notices.  All notices, request, demands, consent, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party as follows:  (i) if to Holder, at Holder’s address of facsimile number set forth on the signature page hereto, or at such other address as Holder shall have furnish the Company in writing, or (ii) if to the Company, at the following address of facsimile number (or at such other address or facsimile number as the Company shall have furnished to the Investors in writing):

Company:               Ecology Coatings, Inc.
1238 Brittain Road
Akron, Ohio  44310
Telephone:  (33) 633-3500
Facsimile:   (330) 633-3464
Attn:  Chief Financial Officer

All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, four days after being deposited in the mail; (c) when delivered by hand, upon delivery; and (d) when faced, upon confirmation of receipt.

13. Withholding Rights.  The Company shall be entitled to deduct and withhold from any payments made pursuant to this Note such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state or local tax law.  To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Note as having been paid to Holder in respect of which such deduction and withholding was made by Company.

14. Pari Passu Notes.  Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Bridge Notes.  In the event Holder receives payments in excess of its pro rata share of Company’s payments to the Bridge Holder holding the other Bridge Notes, then Holder shall hold in trust and such excess payments for the benefit of the Bridge Holders holding the other Bridge Notes and shall pay such amounts held in trust to such other Bridge Holders upon demand by such Investors.

15. Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

16. Waivers.  Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

17. Partial Invalidity.  If at any time any provision of this Note is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Note nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

18. Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

IN WITNESS WHEREOF, the Company and Holder have caused this Second Allonge to be executed and delivered as of the date and year first above written.

ECOLOGY COATINGS, INC.

By:  /s/ Richard Stromback

Richard Stromback

Its:           CEO

Accepted and agreed to:

/s/ Chris L Marquez

CHRIS L. MARQUEZ